Syngenta AG
F-6 File No 333-97301
Effective July 24, 2007, the par value is
CHF 0.10 per Ordinary Share
Exhibit A to Deposit Agreement
No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one-fifth (1/5) of one deposited
Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR REGISTERED SHARES,
NOMINAL VALUE CHF 10 PER
SHARE OF
SYNGENTA AG
(INCORPORATED UNDER THE LAWS
OF SWITZERLAND)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that , or registered assigns IS THE
OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited registered Shares
including interests created by a clearing
system for the purposes of electronic
transfer (herein called Shares) of Syngenta
AG, incorporated under the laws of
Switzerland (herein called the Company).
At the date hereof, each American
Depositary Share represents one-fifth (1/5)
of one Share which are either deposited or
subject to deposit under the deposit
agreement at the Zurich office of UBS AG
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of November 13, 2000
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt for the purpose of withdrawal of
Deposited Securities represented by the
American Depositary Shares evidenced
thereby, and upon payment of the fee of the
Depositary provided in this Receipt and all
taxes and governmental charges, if any,
payable in connection with such surrender
and withdrawal, and subject to the terms and
conditions of the Deposit Agreement, the
Owner hereof is entitled to delivery, to him
or upon his order, of the Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) in the case of Deposited
Securities in certificated form, certificates in
the name of the Owner hereof or as ordered
by him or by the delivery of certificates
properly endorsed or accompanied by proper
instruments of transfer to such  Owner or as
ordered by him and in the case of Deposited
Securities in book-entry form, Deposited
Securities to the book-entry account in
SEGA designated by such Owner, and (b)
any other securities, property and cash to
which such Owner is then entitled in respect
of this Receipt to such Owner or as ordered
by him.  Except in the case of deposited
Securities in book-entry form, such delivery
will be made at the option of the Owner
hereof, either at the office of the Custodian
or at the Corporate Trust Office of the
Depositary, provided that the forwarding of
certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the
risk and expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Share Register of the
Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii)
the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal
of the Deposited Securities or (iv) any other
reason that may at any time be specified in
paragraph I(A)(1) of the General
Instructions to Form F-6 under the Securities
Act of 1933, as from time to time in effect,
or any successor provision thereto.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt, the delivery of any
distribution thereon or withdrawal of any
Deposited Securities, the Depositary, the
Company, the Custodian, or Registrar may
require payment from the depositor of the
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax, charge or
fee with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees of the Depositary as provided in this
Receipt and Section 5.9 of the Deposit
Agreement, may require the production of
proof satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with such reasonable
regulations as the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts or the combination or split-up of
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is reasonably deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement, the Companys Articles
of Incorporation, or this Receipt, or for any
other reason, subject to Article (22) hereof.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares, which, if sold by the holder thereof
in the United States (as defined in
Regulation S under the Securities Act of
1933) would be subject to the registration
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares or such sale would be exempt
from such provisions pursuant to Section
4(1) thereof without the application of Rule
144 thereunder.  The Depositary will use its
best efforts to comply with written
instructions from the Company to not accept
for deposit under the Deposit Agreement
any Shares identified in such instructions at
such times and under such circumstances as
may be reasonably specified in such
instructions in order to facilitate compliance
with the requirements of law or of any
government or governmental body or
commission, including the securities laws of
the United States.  The Depositary will
comply with written instructions of the
Company that the Depositary shall not
accept for deposit any Shares identified in
such instructions at such times and under
such circumstances as may reasonably be
specified in such instructions in order to
facilitate the Companys compliance with the
securities laws in the Unites States.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable by any
Custodian, the Depositary or the Company
with respect to any Receipt or any Deposited
Securities represented hereby, such tax or
other governmental charge shall be payable
by the Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor, if any, are validly issued, fully
paid, nonassessable, and free of any
pre-emptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person delivering Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or a
Custodian such proof of citizenship or
residence, exchange control approval, legal
or beneficial ownership of Receipts or
Deposited Securities, or such information
relating to the registration in the Share
Register, to execute such certificates and to
make such representations and warranties, as
the Depositary may reasonably deem
necessary or proper or as the Company may
require by written request to the Depositary
or a Custodian. The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made to the Depositarys
satisfaction (and the Companys, if
applicable).  The Depositary shall provide
copies thereof to the Company upon the
written request by the Company, unless such
disclosure is prohibited by law.  No Share
shall be accepted for deposit unless
accompanied by evidence reasonably
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in Switzerland which is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall, to the
extent permitted by applicable law, be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission and delivery
expenses as are expressly provided in the
Deposit Agreement, (4) such reasonable and
customary expenses as are incurred by the
Depositary in the conversion of foreign
currency pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of $5.00 or
less per 100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement, and the
surrender of Receipts pursuant to Section
2.5 or 6.2 of the Deposit Agreement, (6) a
fee of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement including, but not limited to
Sections 4.1 through 4.4 thereof to the
extent permitted by the rules of any
securities exchange, including the New York
Stock Exchange, on which the American
Shares may from time to time be listed for
trading, (7) a fee for, and deduct such fee
from, the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares), but which securities are
instead distributed by the Depositary to
Owners.
      The Depositary, subject to Article (8)
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      The Depositary may issue Receipts
against delivery by the Company (or by any
agent of the Company recording ownership
of the Shares) of rights to receive Shares
from the Company (or from any such agent).
No such issue of Receipts will be deemed a
Pre-Release that is subject to the restrictions
of the following paragraph.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 (Pre-Release).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares  in
satisfaction of a Pre-Release.  Each
Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to  be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems reasonably  appropriate, and may,
with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will
also set Dollar limits with respect to Pre-
Release transactions to be entered into under
the Deposit Agreement with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument
under the laws of the State of New York;
provided, however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any notices, reports
and communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request, send to Owners of
Receipts copies of such notices, reports and
communications when furnished by the
Company pursuant to the Deposit
Agreement.  Any such notices, reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent, required
by any applicable rules and regulations of
the Commission.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement the Deposited Securities
or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or, on its
behalf, its agent receives any cash dividend
or other cash distribution on any Deposited
Securities, the Depositary will or shall cause
its agent to, as promptly as practicable after
the receipt thereof, subject to the terms of
Section 4.5 of the Deposit Agreement and
Article 13 hereof, convert such dividend or
distribution into dollars and will, as
promptly as practicable, distribute the
amount thus received (net of the fees of the
Depositary as provided in Section 5.9 of the
Deposit Agreement, if applicable) to the
Owners entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by them respectively, provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes,
the amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall, as
promptly as practicable after receipt thereof,
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, in proportion to the number
of American Depositary Shares representing
such Deposited Securities held by them
respectively, in any manner that the
Depositary may reasonably deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
reasonable opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary reasonably deems such
distribution not to be feasible, the
Depositary, after consultation with the
Company, may adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Section 5.9 of the Deposit Agreement)
shall be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash;
provided further that no distribution to
Owners pursuant to Section 4.2 of the
Deposit Agreement shall be unreasonably
delayed by any action of the Depositary or
any of its agents.  To the extent such
securities or property or the net proceeds
thereof are not distributed to Owners as
provided in Section 4.2 of the Deposit
Agreement, the same shall constitute
Deposited Securities and each American
Depositary Share shall thereafter also
represent its proportionate interest in such
securities, property or net proceeds.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute, as promptly as
practicable, to the Owners of outstanding
Receipts entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by them respectively, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of fees and expenses of the
Depositary as provided in Section 5.9 of the
Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary shall
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.1 of
the Deposit Agreement; provided, however,
that no distribution to Owners pursuant to
Section 4.3 of the Deposit Agreement shall
be unreasonably delayed by any action of
the Depositary or any of its agents.  If
additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary reasonably deems necessary and
practicable to pay any such taxes or charges
and the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes and charges to the Owners
entitled thereto in proportion to the number
of American Depositary Shares held by
them respectively, all in accordance with the
applicable provisions of the Deposit
Agreement, including those provisions in
respect of withholding taxes and set forth in
Section 4.1 thereof.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the reasonable judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, as promptly as possible, by sale
or in any other manner that it may
reasonably determine, such foreign currency
into Dollars, and such Dollars shall be
promptly distributed to the Owners entitled
thereto or, if the Depositary shall have
distributed any warrants or other instruments
which entitle the holders thereof to such
Dollars, then to the holders of such warrants
and/or instruments upon surrender thereof
for cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
reasonable expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall promptly file such
application for approval or license, if any, as
it may deem desirable.
      If at any time the Depositary shall
determine that in its reasonable judgment
any foreign currency received by the
Depositary or the Custodian is not
convertible in whole or in part on a
reasonable basis into Dollars transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the reasonable opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its reasonable discretion
may hold such foreign currency uninvested
and without liability for interest thereon for
the respective accounts of, the Owners
entitled to receive the same.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall,
after consultation with the Company, have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available in Dollars to such
Owners or, if by the terms of such rights
offering or, for any other reason, the
Depositary can neither make such rights
available to any Owners nor dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of the
offering of any rights the Depositary
determines, after consultation with the
Company, in its reasonable discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary
may, and, at the request of the Company,
shall, distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make as
promptly as practicable such rights available
to such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b)
such Owner has executed such documents as
the Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees and expenses
of the Depositary and any other charges as
set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited as promptly as
practicable, pursuant to Section 2.2 of the
Deposit Agreement, and shall, as promptly
as practicable, pursuant to Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article, such Receipts shall
be legended in accordance with applicable
U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      If the Depositary determines in its
reasonable discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it shall use its reasonable
efforts to, as promptly as practicable, sell the
rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees and expenses of the Depositary as
provided in Section 5.9 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests distribution
of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date, which date shall (x) to the
extent practicable be the same date as the
record date fixed by the Company, if any, or
(y) if different from the record date fixed by
the Company as near as practicable to the
record  date fixed by the Company (a) for
the determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof, (ii) entitled to
give instructions for the exercise of voting
rights, if any, at any such meeting or
(iii) receive information as to such meeting,
(b) on or after which each American
Depositary Share will represent the changed
number of Shares or (c) for any other
reason, subject to the provisions of the
Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Subject to Section 3.4 of the Deposit
Agreement, upon receipt of notice of any
meeting or solicitation of consents or
proxies of holders of Shares or other
Deposited Securities the Depositary shall, as
soon as practicable thereafter and unless
otherwise instructed by the Company in
writing, mail to the Owners a notice, the
form of which notice shall be in the
reasonable discretion of the Depositary,
which shall contain (a) such information as
is contained in such notice of meeting,
received by the Depositary from the
Company (or, if requested and provided by
the Company, an English translation or
English summary of such information), (b) a
statement that the Owners as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of Swiss law, the Articles of Association of
the Company and the provisions of the
Deposited Securities, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given, including an express indication
that such instructions may be given or
deemed given in accordance with the last
sentence of this paragraph if no instruction
is received, to the Depositary to give a
discretionary proxy to a person designated
by the Company.  Upon the written request
of an Owner on such record date, received
on or before the date established by the
Depositary for such purpose, (the Instruction
Date) the Depositary shall endeavor, in so
far as practicable, (i) to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request and (ii)
subject to any requirements the Depositary
and the Company may establish to provide
the documentation necessary to enable such
Owner to attend such meeting in accordance
with such request.  The Depositary shall not,
and shall ensure that each of the Custodians
does not, vote or attempt to exercise the
right to vote that attaches to the Shares or
other Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the Instruction Date, the
Depositary shall deem such Owner to have
instructed the Depositary to give a
discretionary proxy to a person designated
by the Company with respect to such
Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities, provided, that no such
instruction shall be given with respect to any
matter as to which the Company informs the
Depositary (and the Company agrees to
provide such information as promptly as
practicable in writing) that (x) the Company
does not wish such proxy given, (y)
substantial opposition exists or (z) such
matter materially and adversely affects the
rights of holders of Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, after
consultation with the Company, and shall if
the Company shall so request, execute and
deliver additional Receipts as in the case of
a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
If requested in writing by the Company,
upon occurrence of any such change,
conversion or exchange covered by Section
4.8 of the Deposit Agreement in respect of
Deposited Securities, the Depositary shall
give notice thereof in writing to all Owners,
at the Companys expense (unless otherwise
agreed by the Company and the Depositary).
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner, if by reason of any
provision of any present or future law of the
United States, Switzerland or any other
country, or of any other governmental or
regulatory authority, or by reason of any
provision, present or future, of the Articles
of Incorporation of the Company, or the
Deposited Securities, or by reason of any
provision of any securities issued or
distributed by the Company or any offering
or distribution thereof, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company shall be prevented or forbidden
from or be subject to any civil or criminal
penalty on account of doing or performing
any act or thing which by the terms of the
Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary
or the Company nor any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
the Depositary is prevented or prohibited
from making such distribution or offering
available to Owners of Receipts, or the
Depositary is prevented or prohibited from
disposing of such distribution or offering on
behalf of such Owners and making the net
proceeds available to such Owners, then the
Depositary, after notifying the Company,
shall not make such distribution or offering,
and shall allow any rights, if applicable, to
lapse.  Neither the Company nor the
Depositary assumes any obligation or shall
be subject to any liability under the Deposit
Agreement to Owners or Beneficial Owner,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Company agrees to
indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian (Indemnified Person) against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable fees and expenses
of counsel) which may arise out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by an Indemnified Person,
except for any liability or expense arising
out of the negligence or bad faith of it
except to the extent that such liability or
expense arises out of information relating to
the Depositary or a Custodian, as applicable,
furnished in writing to the Company by the
Depositary and not materially changed or
altered by the Company, or (ii) by the
Company or any of its directors, employees,
agents and affiliates. The Depositary shall
not be subject to any liability with respect to
the validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  Neither the
Depositary nor the Company shall be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary. No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by written notice of such
removal, effective upon the appointment of
a successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of the
Owners or Beneficial Owners of Receipts in
any respect which they may deem necessary
or desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner and Beneficial
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt
or interest therein, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby.  In
no event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive therefor
the Deposited Securities represented thereby
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt, will
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, will be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds
and such other cash.  After making such
sale, the Depositary shall be discharged
from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in
each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of
the Deposit Agreement, and any applicable
taxes or governmental charges) and except
for obligations under Section 5.8 of the
Deposit Agreement.  Upon the termination
of the Deposit Agreement, the Company
shall be discharged from all obligations
under the Deposit Agreement except for its
obligations to the Depositary with respect to
indemnification, charges, and expenses.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
prevent the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
23.	DISCLOSURE OF BENEFICIAL
OWNERSHIP.
      The Swiss Stock Exchange Act
currently requires that shareholders and
groups of shareholders acting in concert who
reach, exceed or fall below the thresholds of
5%, 10%, 20%, 33 1/3, 50% or 66 2/3 of the
voting rights of a Swiss listed corporation
must notify the corporation and the Swiss
exchange  on which such shares are listed of
such holdings, whether or not the voting
rights can be exercised.  Each Owner or
Beneficial Owner of a Receipt agrees to
comply with all applicable provisions of
Swiss law as in effect from time to time with
respect to the notification to the Company
and such Swiss exchange (currently the
Swiss Exchange SWX) (Schweizer
Borse/Bourse Suisse) of such Owners or
Beneficial Owners interest in Shares,
including any provision requiring such
Owner or Beneficial Owner to disclose
within a prescribed period the reaching,
exceeding or falling below the thresholds of
5%, 10%, 20%, 33 1/3, 50% or 66 2/3 of the
voting rights of the Shares, as if such Owner
or Beneficial Owner were an owner of the
Shares represented by the ADSs evidenced
by the Receipt or Receipts owned by such
Owner or Beneficial Owner.
      The Depositary agrees to use its
reasonable efforts to comply with any
written instructions received from the
Company requesting that the Depositary
send requests to Owners in connection with
the foregoing and to forward any responses
to the Company.  If the Company requests
information from the Depositary or the
Custodian, as the case may be, shall be
limited to disclosing to the Company such
information relating to the Shares in
question as has in each case been recorded
by it pursuant to the terms of the Deposit
Agreement.
24.	ASTRAZENECA SYNGENTA
ADSS.
      In the event the Company offers,
during the first 10 trading days after
completion of the Combination, to
repurchase Shares received by AstraZeneca shareholders (an Offer), if requested in writing by the Company, the Depositary shall make such Offer available to Owners of AstraZeneca Syngenta ADSs.
      If the Offer has been made available
to Owners of AstraZeneca Syngenta ADSs,
upon surrender of such Owners AstraZeneca
Syngenta ADSs and upon instruction from
such Owner to the Depositary to accept such Offer, then upon payment of the fees and expenses of the Depositary pursuant to
Section 5.9 of the Deposit Agreement, the
Depositary shall cancel such AstraZeneca
Syngenta ADSs and deliver the underlying
Shares to the Company in accordance with the terms of the Offer. Upon receipt of the purchase price from the Company, the Depositary, subject to the provisions of
Section 4.5 of the Deposit Agreement, shall distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Owners entitled thereto.
      The Depositary shall have no
liability to any Owner or holder of any
AstraZeneca Syngenta ADSs for any action or nonaction by it in connection with
Section 4.12 of the Deposit Agreement.


(..continued)



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